1
EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
State of
Name under which
Name of Subsidiary
Incorporation/Organization
Subsidiary does Business
CHW LLC
Delaware
CHW LLC
CatoSouth LLC
North Carolina
CatoSouth LLC
Cato of Texas L.P.
Texas
Cato of Texas L.P.
Cato Southwest, Inc.
Delaware
Cato Southwest, Inc.
CaDel LLC
Delaware
CaDel LLC
CatoWest LLC
Nevada
CatoWest LLC
Cedar Hill National Bank
A Nationally Chartered Bank
Cedar Hill National Bank
catocorp.com, LLC Delaware catocorp.com, LLC
Cato Land Development, LLC
South Carolina
Cato Land Development, LLC
Cato WO LLC
North Carolina
Cato WO LLC
Cato Overseas Limited A Hong Kong Company Cato Overseas Limited
Cato Overseas Services Limited
A Hong Kong Company
Cato Overseas Services Limited
Shanghai Cato Overseas Business
Consultancy Company, Limited
A China Company
Cato Shanghai Company, Limited
Cato Employee Services
Management, LLC
Texas
Cato Employee Services
Management, LLC
Cato Employee Services L.P. Texas Cato Employee Services L.P.
Cato of Florida, LLC Florida Cato of Florida, LLC
Cato of Georgia, LLC Georgia Cato of Georgia, LLC
Cato of Illinois, LLC Illinois Cato of Illinois, LLC
Cato of North Carolina, LLC North Carolina Cato of North Carolina, LLC
Ohio Cato Stores, LLC Ohio Ohio Cato Stores, LLC
Cato of South Carolina, LLC South Carolina Cato of South Carolina, LLC
Cato of Tennessee, LLC Tennessee Cato of Tennessee, LLC
Cato of Virginia, LLC Virginia Cato of Virginia, LLC
Cato Services Vietnam Company
Limited
Vietnam Cato Services Vietnam Company
Limited
Cato India Services Private
Limited
India Cato India Services Private
Limited
Cato Bangladesh Services Private
Limited
Bangladesh Cato Bangladesh Services Private
Limited